Exhibit 99.1

The Cannabist Company Announces Agreement for the Sale of Virginia Assets to an Affiliate of Millstreet following Go-Shop

Announces Termination of its Previously Announced Agreement with Curaleaf

Chelmsford, MA, December 18, 2025 - The Cannabist Company Holdings Inc. (Cboe CA: CBST) (OTCQB: CBSTF) (“The Cannabist Company” or the “Company”), one of the most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today announced that, following a go-shop process, it has entered into an agreement to sell all of the ownership interests of its subsidiary engaged in the business of cultivating, producing, manufacturing, distributing and selling cannabis in the Commonwealth of Virginia to an entity affiliated with Millstreet Credit Fund LP for total consideration of $130 million, subject to adjustment. The Virginia assets consist primarily of 5 active retail locations, 1 additional retail location in development, and approximately 82,000 square feet of cultivation and production capacity in the Richmond region.

Transaction Highlights

The Company, Green Leaf Medical of Virginia, LLC, a subsidiary of the Company (“Green Leaf Virginia”), and Green Leaf Medical, LLC, another subsidiary of the Company and the sole member of Green Leaf Virginia (the “Member”), entered into an equity purchase agreement (the “Equity Purchase Agreement” and the transaction contemplated thereunder, the “Transaction”) with Parma Holdco LLC (“Buyer”) and, solely for the limited purposes set forth therein, Millstreet Credit Fund LP (“Millstreet”).

Pursuant to the Equity Purchase Agreement, Buyer will purchase from the Member all of the issued and outstanding equity interests of Green Leaf Virginia for a total consideration of $130 million, consisting of $117.5 million payable in cash upon closing of the Transaction (the “Closing”) and the remaining $12.5 million (the “Offset Escrow Amount”) to be escrowed at Closing and to be released in two parts: (i) up to $1 million, upon the finalization of the post-closing purchase price adjustment and (ii) the remaining amount not otherwise used to satisfy indemnification obligations, for a period of nine months following Closing. The purchase price is subject to post-closing adjustment based on the final determination of cash, debt, net working capital, unpaid transaction expenses and certain transaction payments as of Closing. Buyer will deposit $23.7 million of the purchase price into an escrow account within two business days following signing of the Equity Purchase Agreement, which will be released (x) to the Company, at Closing or upon the Company’s termination of the Equity Purchase Agreement due to the Buyer’s material breach or (y) to Buyer for any other reasons.

The Transaction is subject to, among other things, satisfaction or waiver of certain closing conditions, including regulatory approvals. Concurrently with the execution of the Equity Purchase Agreement, holders of a majority of the aggregate principal amount of the nine and one quarter percent (9.25%) Senior Secured Notes due December 31, 2028 (the “2028 Notes”) and (ii) the nine percent (9.0%) Senior Secured Convertible Notes due December 31, 2028 (the “2028 Convertible Notes” and together with the 2028 Notes, the “Notes”) of the Company provided their consent to the Transaction, as required under the Notes. No shareholder approvals are required. The Transaction is expected to close early in 2026 or before.

The Company expects to use a portion of the net proceeds from the Transaction to redeem Notes.

Termination of Curaleaf Agreement

On December 1, 2025, the Company entered into that certain Equity Purchase Agreement, dated as of December 1, 2025, by and among Curaleaf, Inc. (“Curaleaf”), Green Leaf Virginia, the Member and the Company (the “Curaleaf Agreement”).

As previously disclosed, the Curaleaf Agreement provided for a fifteen (15) business day go-shop period beginning on December 1, 2025 and continuing until 11:59 p.m. Eastern Time on December 22, 2025 unless otherwise extended with the prior written consent of Curaleaf (the “Go-Shop Period”), during which time the Company, the Member, Green Leaf Virginia, and their respective representatives would be permitted to, among other things, solicit, negotiate and enter into alternative proposals involving the equity or material portion of the assets of Green Leaf Virginia (each, an “Alternative Proposal”). During the Go-Shop Period, the Company received an Acquisition Proposal from Buyer, and the Company determined such Acquisition Proposal to be superior to the Curaleaf Agreement. As a result, on December 18, 2025, the Company delivered a written notice to Curaleaf terminating with immediate effect the Curaleaf Agreement. In connection with such termination, the Company is required to pay Curaleaf a break-up fee of $3.3 million within two business days of such termination.

As previously announced, the Board of Directors of the Company formed a special committee of independent directors (the “Special Committee”) to review strategic alternatives. The Special Committee, with support from external financial and legal advisors, is considering a range of options, including potential asset sales, mergers, or other strategic, financial or restructuring transactions or proceedings. The review is being conducted in consideration of the ongoing operational and financial challenges for the Company and the industry. The Transaction forms part of this strategic review.

Moelis & Company LLC acted as financial advisor to the Company. Stikeman Elliott LLP acted as Canadian counsel. Weil, Gotshal & Manges LLP and Foley Hoag LLP acted as United States counsel.

About The Cannabist Company (f/k/a Columbia Care)

The Cannabist Company, formerly known as Columbia Care, is one of the most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 12 U.S. jurisdictions. The Company operates 77 facilities including 61 dispensaries and 16 cultivation and manufacturing facilities, including those under development. Columbia Care, now The Cannabist Company, is one of the original multi-state providers of cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including dreamt, Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

Investor & Media Contact

Lee Ann Evans
SVP, Capital Markets & Communications
investor@cannabistcompany.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and corresponding Canadian securities laws. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding use of proceeds, future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, closing of the Transaction as well as the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024, its quarterly report on Form 10-Q for the quarter ended September 30, 2025, and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov and in Canada on SEDAR+, available at www.sedarplus.ca. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.